UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 17, 2005

Date of Report (Date of earliest event reported)

Captaris, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-25186	91-1190085
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10885 N.E. 4th Street, Suite 400

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 455-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments

On January 17, 2005 Captaris concluded that the stand-alone Infinite mobile delivery product offering is not strategic to its long-term business focus and will make an end of life announcement for the stand-alone Infinite mobile delivery product line. Captaris acquired the mobile delivery product line and associated mobile technology in the acquisition of Infinite Technologies in 2001. As a result of this decision, Captaris will record a non cash impairment charge of approximately $480,000 for the reduction in value of the purchased intangibles associated with the Infinite Technologies acquisition. Shutdown costs are not expected to be material. The non-cash charge will be recorded in financial results for the fourth quarter ended December 31, 2004. The impairment charge will not result in future cash expenditures. Captaris intends to continue to deploy mobile technology in its enterprise products, including RightFax, which it views as a significant competitive differentiator and valuable feature for its enterprise customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Captaris, Inc.

Dated: January 20, 2005	By:	/s/ Pete Papano
Pete Papano Chief Financial Officer